Exhibit 10.1

LEASE TERMINATION AND WARRANT PURCHASE AGREEMENT

THIS LEASE TERMINATION AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is entered into as of this 18th day of September, 2009, by and between BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company (“Landlord”), BIOMED REALTY, L.P., a Maryland limited partnership (“BioMed”), and ARCA BIOPHARMA, INC., a Delaware corporation (f.k.a., Nuvelo, Inc., “Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain that certain Lease dated as of January 11, 2005, as amended by that certain First Amendment to Lease dated as of May 10, 2005 and that certain Second Amendment to Lease dated as of February 23, 2006 (collectively, and as the same may have been further amended, supplemented or otherwise modified from time to time, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 201 Industrial Road in San Carlos, California;

B. WHEREAS, Tenant, as sublandlord, and Bernard Hodes Group, Inc., a Delaware corporation (“BHG”), as subtenant, entered into that certain Sublease dated as of January 17, 2008 (the “BHG Sublease”), for a portion of the Premises (such portion, the “BHG Premises”), and Landlord consented to the BHG Sublease pursuant to that certain Consent to Sublease dated as of January 17, 2008 (the “BHG Consent”), by and among Landlord, Tenant and BHG;

C. WHEREAS, Landlord, Tenant and BHG intend to modify the BHG Sublease and BHG Consent by entering into that certain First Amendment to Sublease of even date herewith (the “Sublease Amendment”); and

D. WHEREAS, Landlord and Tenant desire to terminate the Lease and, in connection therewith, Tenant shall issue to BioMed and BioMed shall purchase a warrant (the “Warrant”) to purchase shares of common stock of Tenant in accordance with the following provisions.

AGREEMENT

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises, representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Termination. Subject to the satisfaction of all of the terms conditions herein, Landlord and Tenant hereby terminate the Lease as of September 18, 2009 (the “Termination Date”). As of the Termination Date, the Lease shall be fully and finally surrendered and terminated and shall no longer be of any force or effect, except for those provisions that, by their express terms, survive the expiration or earlier termination thereof.

2. Termination Consideration. Landlord and Tenant acknowledge that Tenant’s Termination Option (as set forth in Section 4.6 of the Lease) is subject to Tenant’s satisfaction of certain conditions, including without limitation Tenant’s payment of any unamortized tenant improvements and leasing commissions. Landlord and Tenant further acknowledge that the early termination of the Lease will result in certain losses and liabilities for Landlord (including, without limitation, loss of income; negative impact on Landlord’s ability to sell, finance or refinance the Property; and increased costs associated with securing a replacement tenant(s)). Accordingly, the following (“Termination Consideration”) shall be full, fair and reasonable consideration in exchange for Landlord’s agreement to terminate the Lease prior to its natural expiration:

a. Termination Payment. Within one (1) business day after the mutual execution and delivery of this Agreement, Tenant shall pay Landlord immediately available funds that total Three Million Four Hundred Thirty-One Thousand One Hundred Eighty-One and 23/100s Dollars ($3,431,181.23);

b. Security Deposit. Landlord and Tenant acknowledge that Landlord holds cash in the amount of Four Hundred Eighty-Nine Thousand Six Hundred Twenty-Three Dollars ($489,623) (“Security Deposit”). Notwithstanding anything to the contrary in the Lease, Landlord is immediately entitled to the entire amount of the Security Deposit without the need for notice to Tenant or affording Tenant, or any other party, an opportunity to cure. In addition, Landlord shall remain entitled to draw on the Security Deposit for any other purpose set forth in the Lease or this Agreement;

c. Warrant. Tenant shall, within thirty (30) days after full execution and delivery of this Agreement (the “Warrant Issuance Date”), deliver to BioMed, and BioMed shall purchase from Tenant, the Warrant, in the form attached hereto as Exhibit A for a purchase price of Ten Dollars ($10). BioMed hereby acknowledges, agrees to and affirms that (i) all representations and warranties set forth in Section 4 of the Warrant are true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Warrant Issuance Date, and (ii) Tenant shall have no obligation to execute and deliver the Warrant unless all representations and warranties set forth in Section 4 of the Warrant are true and correct in all respects as of the date hereof and as of the Warrant Issuance Date.

d. Assignment of BHG Sublease. Effective as of the Termination Date, Tenant hereby assigns to Landlord all of its right, title and interest as “Sublandlord” under the BHG Sublease, and commencing as of the Termination Date subject to the Sublease Amendment, Landlord hereby accepts such assignment and assumes the performance of all obligations of Tenant as “Sublandlord” under the BHG Sublease, as such lease may be further modified by Landlord and BHG.

3. Release of Liability.

a. By Tenant. Tenant hereby fully and unconditionally releases, cancels, annuls, rescinds, discharges, disclaims, waives and releases any and all rights and benefits it may have under the Lease or BHG Consent, any right to inspect Landlord’s records for Taxes and Operating Costs, any claims of credit for overpaid Rent (including Operating Costs) or any other

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amounts paid to Landlord, and the right to collect any amounts under the BHG Sublease arising from and after the Termination Date. Tenant acknowledges that as of the Termination Date, Landlord shall have the right to collect any amounts due to Tenant under the BHG Sublease as if Landlord was “Sublandlord” (as defined in the BHG Sublease), without obligation or liability to Tenant and without obligation or liability to BHG for prepaid rent or security deposit under the BHG Sublease.

b. By Landlord. Subject to Tenant’s compliance with those terms that survive the expiration or termination of the Lease, Landlord hereby fully and unconditionally releases, cancels, annuls, rescinds, discharges, disclaims, waives and releases any and all rights and benefits it may have under the Lease or BHG Consent and any right to claim any future payment for adjustments to Monthly Rent and Operating Costs. Landlord acknowledges that as of the Termination Date, subject to the Sublease Amendment, Landlord shall have the rights, and obligations to perform, of Tenant under the BHG Sublease, as such lease may be further modified by Landlord and BHG.

4. Indemnification. Tenant shall protect, defend, indemnify, release, save and hold Landlord and each of Landlord’s officers, directors, successors, affiliates, employees, agents, consultants and lenders (each, an “Indemnified Party”) harmless from and against any and all Losses (as defined below) imposed upon or incurred by or asserted against such Indemnified Party and directly or indirectly arising out of or in any way relating to (a) the inaccuracy of any representation of Tenant herein, or (b) Tenant’s failure to perform or comply with any obligations or covenants (i) prior to the Termination Date (A) of Tenant under the Lease, (B) of “Sublandlord” under the BHG Sublease or (C) otherwise as set forth in the Lease, BHG Sublease or the BHG Consent, including, without limitation, any failure to refund pre-paid rent or security deposit to BHG, or (ii) after the Termination Date of Tenant pursuant to this Agreement (including, without limitation, with respect to provisions of the Lease that expressly survive the expiration or earlier termination thereof). As used herein, the term “Losses” includes any and all claims, suits, liabilities, actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, liens, fees, expenses, judgments, awards, amounts paid in settlement, punitive damages and foreseeable and unforeseeable consequential damages of whatever kind or nature (including, without limitation, attorneys’ fees and other costs of defense).

5. Quitclaim. To the extent, if any, that the Lease gives Tenant any right, title or interest in or to the Premises, Tenant does, effective as of the Termination Date, hereby remise, release and quitclaim to Landlord such right, title or interest in or to the Premises and shall execute and deliver to Landlord any documentation reasonably requested by Landlord to effect or document such remise, release and quitclaim.

6. Condition of Premises. On or prior to the Termination Date, Tenant shall surrender the Premises to Landlord in the condition required under the Lease.

7. FF&E. Tenant hereby conveys all right, title and interest to all furniture, fixtures and equipment (“FF&E”) located in the Premises as of the date hereof, and represents to Landlord that none of the FF&E has been or will be damaged, modified or removed from the

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Premises. If requested by Landlord, Tenant shall execute and deliver to Landlord a separate bill of sale covering the FF&E in form and substance reasonably acceptable to Landlord and Tenant.

8. Representations of Parties. Each of Landlord and Tenant represents that it has not made any assignment, sublease (other than the BHG Sublease), transfer, conveyance or other disposition of the Lease or any interest therein, nor made or entered into any agreement that would result in any mechanic’s lien or other claim, demand, obligation, liability, action or cause of action arising from or with respect to the Lease or the Premises. Tenant hereby represents and warrants to Landlord that, with respect to the BHG Sublease, (a) BHG has not prepaid more than one (1) month’s rent (i.e., beyond rent paid for September, 2009), (b) Tenant will promptly return to BHG any security deposit or other security in connection with the BHG Sublease, and (c) to Tenant’s knowledge, there are no defaults, or conditions existing that with the passage of time may become a default, whether on behalf of Landlord, Tenant, or BHG under the BHG Sublease or BHG Consent.

9. Miscellaneous.

a. Voluntary Agreement. The parties have read this Agreement and the mutual releases contained in it, and have freely and voluntarily entered into this Agreement.

b. Attorneys’ Fees. If any party commences an action against the other party arising out of or in connection with this Agreement (other than the Warrant), the prevailing party shall be entitled to recover from the losing party reasonable attorneys’ fees and costs of suit.

c. Successors. This Agreement shall be binding on and inure to the benefit of the parties and their successors and assigns.

d. Counterparts. This Agreement may be executed in one or more counterparts that, when taken together, shall constitute one original.

e. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

f. Amendment. This Agreement (but excluding the Warrant) may only be amended or modified by written agreement between the parties.

g. Applicable Law. This Agreement (but excluding the Warrant) shall be governed by and construed in accordance with the laws of the State, or Commonwealth, in which the Premises are located applicable to contracts made and to be performed State, or Commonwealth, in which the Premises are located, without regard to conflict of law principles.

h. Conflict. In the event of any conflict or discrepancy between the provisions of this Agreement (but excluding the Warrant) and the provisions of the Lease, BHG Sublease or Sublease Consent, or any other document between the parties (but excluding the Warrant), the provisions of this Agreement shall control.

i. Entire Agreement. This Agreement, the Sublease Amendment and the Warrant set forth the entire understanding of the parties relating to the transaction contemplated

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hereby, and supersede all prior understandings, whether written or oral. There are no obligations, commitments, representations or warranties relating to them except those expressly set forth in this Agreement, the Sublease Amendment and the Warrant.

j. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their successors, assigns, parents, subsidiaries, divisions and affiliates.

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IN WITNESS WHEREOF, the parties have executed this Lease Termination Agreement as of the day hereinabove first written.

LANDLORD:

BMR-201 INDUSTRIAL ROAD LLC, a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Its:	VP, Real Estate Counsel

BIOMED:

BIOMED REALTY, L.P., a Maryland limited partnership

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Its:	VP, Real Estate Counsel

TENANT:

ARCA BIOPHARMA, INC., a Delaware corporation

By:	/s/ Christopher D. Ozeroff
Name:	Christopher D. Ozeroff
Its:	EVP of Business Development,
General Counsel and Secretary

EXHIBIT A

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (I) A REGISTRATION STATEMENT REGISTERING SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE, OR (II) THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS, OR (III) SUCH SECURITIES ARE SOLD PURSUANT TO RULE 144.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.

ARCA BIOPHARMA, INC.

WARRANT TO PURCHASE COMMON STOCK

No. CW –	October 18, 2009

This certifies that, for value received, BioMed Realty, L.P., with its principal office at 17190 Bernardo Center Drive, San Diego, California 92128, or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (as defined below) from ARCA biopharma, Inc., a Delaware corporation, with its principal office at 8001 Arista Place, Suite 200, Broomfield, Colorado 80021 (the “Corporation”), up to a number of Exercise Shares (as defined below), upon the terms and subject to the adjustments as provided herein.

This Warrant is being issued pursuant to the terms of the Lease Termination and Warrant Purchase Agreement, dated September 18, 2009 (the “Lease Termination and Warrant Purchase Agreement”) by and among the Corporation, BMR-201 Industrial Road LLC, a Delaware limited liability company, and the Holder. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Lease Termination and Warrant Purchase Agreement.

1. Definitions. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” shall mean the time period commencing with the date of this Warrant and ending on the earlier of (i) the date that is seven (7) years from date of this Warrant, or (ii) the commencement of any liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) of the Corporation.

(b) “Exercise Price” shall mean $3.82 per share subject to adjustment pursuant to the terms herein, including Section 5 below.

(c) “Exercise Shares” shall mean 130,890 shares of common stock of the Corporation (the “Common Stock”) subject to adjustment pursuant to the terms herein, including Section 5 below.

2. EXERCISE OF WARRANT.

2.1 IN GENERAL. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Corporation at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

E. an executed Notice of Exercise in the form attached hereto;

F. payment of the Exercise Price either (i) in cash or by check, or (ii) pursuant to Section 2.2 below; and

G. this Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder as soon as practicable after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. In the event that this Warrant is exercised in respect of fewer than all of the Exercise Shares issuable on such exercise at any time prior to the date of expiration of this Warrant, a new certificate evidencing the remaining Warrant will be issued, in a form substantially identical hereto, in the name of the Holder, and delivered to the Holder or to another person that the Holder has designated for delivery as soon as practicable.

This Warrant shall be null and void, and the rights represented hereby shall automatically expire immediately upon the expiration of the Exercise Period.

2.2 Net Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Corporation’s Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Corporation together with the properly endorsed Notice of Exercise, in which event the Corporation shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

Where:

X =	the number of shares of Common Stock to be issued to the Holder

Y =	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of the Corporation’s Common Stock (at the date of such calculation)

B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, for so long as the Corporation’s Common Stock is traded in a public market, the fair market value of each share of Common Stock shall be the closing price of a share of Common Stock for the business day immediately before the day the Holder delivers its Notice of Exercise to the Corporation. If the Corporation’s Common Stock is not traded in a public market, the fair market value of one share of Common Stock shall be determined by the Corporation’s Board of Directors in good faith.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CORPORATION. The Corporation hereby represents and covenants to the Holder as of the date hereof, and with respect to Sections 3.3 and 3.5 for so long as the Holder holds the Warrant or any Exercise Shares, as follows:

3.1 Covenants as to Exercise Shares. The Corporation covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that the Corporation shall at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

3.2 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Corporation shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

3.3 Health Care / Lodging Facilities. The Corporation does not operate or manage any health care facilities (including a congregate care facility or assisted living facility) or lodging facilities or provide any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated.

3.4 Percentage of Outstanding Stock. As of the date hereof, the Exercise Shares for which this Warrant may be exercised in full represent less than five percent (5.0%) of the voting interest and less than five percent (5.0%) of the value of the outstanding stock of the Corporation.

3.5 Notification. Upon the written request of the Holder, the Corporation shall, within five (5) days confirm in writing to the Holder whether the Exercise Shares for which this Warrant may be exercised in full constitute greater than five percent (5.0%) of the voting interest and/or greater than five percent (5.0%) of the value of the outstanding stock of the Corporation.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OF HOLDER.

4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant solely for his, her or its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof, other than potential transfers between affiliates. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, his, her or its account only.

4.2 Securities Are Not Registered.

(a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) on the basis that no distribution or public offering of the stock of the Corporation is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding his, her or its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

(b) The Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(c) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

(d) The Holder is aware of Rule 144 adopted under the Act and the conditions of permitted sales in reliance thereof.

4.3 Disposition of Warrant and Exercise Shares. The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

(a) The Corporation shall have received a letter secured by the Holder from the Securities and Exchange Commission stating that no action will be recommended to the Commission with respect to the proposed disposition; or

(b) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(c) The Holder shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a statement of the circumstances surrounding the proposed disposition; provided, however, that such statement will not be required if the disposition is permitted under Rule 144 of the Act, except in unusual circumstances.

5. ADJUSTMENT OF EXERCISE PRICE AND EXERCISE SHARES; EFFECT OF ORGANIC CHANGES; CUTBACKS

5.1 Adjustment of Exercise Price and/or Exercise Shares. In the event of changes in the outstanding capital stock of the Corporation by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised immediately prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The Corporation will provide prompt written notice to the Holder describing the change and the corresponding adjustment of the Exercise Price or number of Exercise Shares subject to this Warrant made pursuant to this section.

5.2 Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of the Corporation’s Common Stock shall be entitled to receive stock, securities, or other assets or property, including, without limitation, upon conversion of such Common Stock (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Corporation whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Corporation immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Organic Change, appropriate provision shall be made by the Corporation with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof and following such Organic Change the Corporation or its successor shall promptly issue to Holder an amendment to this Warrant reflecting such adjustments.

5.3 Certain Events. If any change in the outstanding Common Stock of the Corporation or any other event occurs as to which the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Corporation shall make, in good faith, an adjustment in the number and class of shares available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as to give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment. The Corporation will provide prompt written notice to the Holder describing the change and the corresponding adjustment of the Exercise Price or number of Exercise Shares subject to this Warrant made pursuant to this section.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Corporation shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation.

8. TRANSFER OF WARRANT. Subject to applicable laws and any restrictions on transfer set forth in this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. The Corporation covenants to the Holder that, upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Corporation, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Corporation will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

10. NOTICES, ETC. Any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to (i) the Corporation at the address set forth above, Attention: Chief Executive Officer and General Counsel; or to (ii) the Holder at his, her or its address set forth above, or at such other address as any such party may designate by ten (10) days advance written notice to the other parties hereto.

11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed and construed under the laws of the State of Colorado in all respects as such laws are applied to agreements among Colorado residents entered into and performed entirely within Colorado, without giving effect to conflict of law principles thereof. The Corporation and Holder agree that any action brought by any party under or in relation to this Warrant, including without limitation to interpret or enforce any provision of this Warrant, shall be brought in, and each agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Denver, Colorado.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of                     .

ARCA BIOPHARMA, INC.

By:

Print Name:

Title:

NOTICE OF EXERCISE

TO:	ARCA biopharma, Inc.

8001 Arista Place, Suite 200

Broomfield, CO 80021

Attention: Chief Executive Officer and General Counsel

(1)    ☐    The undersigned hereby elects to purchase          shares of the Common Stock of ARCA biopharma, Inc. (the “Corporation”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

 ☐    The undersigned hereby elects to purchase          shares of the Common Stock of the Corporation pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.